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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Basic Earth Science Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION OF PROXY
VOTING SECURITIES
PROPOSAL NO. 1
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES
BOARD COMMITTEES AND MEETINGS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT PUBLIC ACCOUNTANTS
GENERAL
SHAREHOLDER PROPOSALS
OTHER BUSINESS

BASIC EARTH SCIENCE SYSTEMS, INC.
1801 Broadway, Suite 620
Denver, Colorado 80202
(303) 296-3076
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders:
Notice is hereby given that the Annual Meeting of the Shareholders of Basic Earth Science Systems, Inc. (Basic or the Company), a Delaware Corporation, will be held in the Tabor Stratton Room at the Brown Palace Hotel located at 321 Seventeenth Street, Denver, Colorado 80202, on Monday, January 21, 2008 at 2:00 p.m., local time for the following purposes:
(1)	To elect four (4) members to the Board of Directors to serve until the next annual meeting of shareholders or until their successors shall have been elected and qualified;

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.
Only shareholders of record at the close of business on December 12, 2007 will be entitled to vote at the meeting and any adjournments or postponements of the meeting. A list of shareholders shall be open for examination by any shareholder for any purpose relevant to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the Company’s corporate office and will be so available at and throughout the meeting.
All shareholders are cordially invited to attend the meeting. If you are unable to attend the meeting in person, the Board of Directors respectfully requests that you sign and date the enclosed proxy and return it promptly. A postage-paid envelope is provided.
A copy of the Annual Report for the year ended March 31, 2007 accompanies this Notice and the Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

By Order of the Board of Directors,

/s/ David Flake
Denver, Colorado	David Flake
December 12, 2007	Secretary

BASIC EARTH SCIENCE SYSTEMS, INC.
1801 Broadway, Suite 620
Denver, Colorado 80202
(303) 296-3076

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON January 21, 2008
At The Brown Palace Hotel, Tabor Stratton Room
321 Seventeenth Street, Denver, Colorado 80202
2:00 p.m., MST
SOLICITATION OF PROXY
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Basic Earth Science Systems, Inc. (“us,” “our”, “we,” “Basic” or the “Company”) for use at the Annual Meeting of Shareholders to be held at the place and address noted above on January 21, 2008 at 2:00 p.m., local time, and at any adjournments or postponements thereof.
Any shareholder giving such a proxy has the power to revoke it at any time before it is voted. A proxy may be revoked by forwarding directly to the Company Secretary written notice of such revocation, submitting a duly executed proxy bearing a later date or by voting in person at the meeting.
If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon. Any proxy on which no direction is specified will be voted “FOR” the election of all nominees set forth in this Proxy Statement and in accordance with the judgment of the person or persons designated as proxies as to other matters which may properly come before the meeting and upon which a vote may properly be taken. The Board of Directors knows of no other matter to be presented at the meeting.
The Company anticipates that this Proxy Statement and the accompanying proxy will be mailed to all shareholders on December 26, 2007.
Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting thereby canceling any proxy previously given.
VOTING SECURITIES
Only shareholders of the Company’s $0.001 par value common stock as of the close of business on December 12, 2007 are entitled to vote on matters to come before the meeting. The transfer records of Basic will not be closed. On the record date there were 17,120,187 shares of Basic’s common stock issued and outstanding. None of the Company’s preferred stock has been issued. Each share of common stock entitles the record owner thereof to one vote on each matter to be voted upon at this meeting.

The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares which are entitled to be voted at the meeting is necessary to constitute a quorum at this annual meeting. Cumulative voting is not authorized under our Amended Certificate of Incorporation.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our directors are elected by the shareholders at each Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected. Our Bylaws provide that the number of directors comprising the whole Board of Directors shall from time to time be fixed and determined by resolution adopted by the Board of Directors.
At the Annual Meeting, the shares of common stock represented in person or by proxy will be voted in favor of the election of the nominees named below unless otherwise directed. The nominees include four current directors. Each nominee has consented to serve if elected. Although the Board has no reason to believe that any of the nominees will be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card will vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee or nominees as the Board of Directors may designate.
All four (4) directors to be elected at this Annual Meeting will be elected to serve until the Company’s next Annual Meeting, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The vote of a majority of all votes entitled to be cast at the Annual Meeting shall be sufficient to elect a Director.
NOMINEES FOR ELECTION AS DIRECTORS TO SERVE
UNTIL NEXT ANNUAL MEETING

Name	Age	Positions	Period of Service

Ray Singleton	56	President, Director	Director from July 1989 to Present

David Flake	52	Chief Financial Officer,	Director from September 1987
		Secretary, Treasurer	to Present
		and Director

Richard Rodgers	47	Director	Director from December 2006
			to Present

Monroe Robertson	57	Director	Director from April 2007
			to Present
The following sets forth biographical information concerning each nominee to the Board of Directors including their respective principal occupations or employment during the past five years, and where applicable, the period during which each has served as a Director of the Company.
David Flake (52) has been a director of the Company since September 1987. Mr. Flake began his career at Basic in November 1980 as tax accountant and was appointed Controller in July 1983. In September 1987 he was appointed Secretary/Treasurer and Chief Financial Officer. He held all of these positions at the Company until he resigned in January 1993 to pursue other business and financial opportunities. In April 1994 Mr. Flake was re-appointed Corporate Secretary. From September 1998 through December 2000 he provided financial consulting services to the Company. On January 1, 2001, Mr. Flake rejoined Basic as a full-time employee and was re-appointed Treasurer and Chief Financial Officer. Mr. Flake received his Bachelor of Science degree in Accounting/Business Administration from Regis University in Denver, Colorado in 1977 and his Masters Degree in Business Administration from Colorado State University’s Executive MBA Program in 1995.
Ray Singleton (56) has been a director of Basic since July 1989. Mr. Singleton joined the Company in June 1988 as Production Manager/Petroleum Engineer. In October 1989, he was elected Vice President of Basic and was appointed President and Chief Executive Officer in March 1993. Mr. Singleton began his career with Amoco Production Company in Texas as a production engineer. He was subsequently employed by the predecessor of Union Pacific Resources as a drilling, completion and production engineer and in 1981 began his own engineering consulting firm, serving the needs of some 40 oil and gas companies. As a consultant he was retained by Basic on various projects from 1981 to 1987. Mr. Singleton currently serves on the Board of Directors of the Independent Petroleum Association of Mountain States (IPAMS) and is a former president of that organization. IPAMS is a thirteen state, regional trade association that represents the interests of independent oil and gas companies in the Rocky Mountain region. In addition, Mr. Singleton is a member of the Society of Petroleum Engineers. Mr. Singleton received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University in 1973 and received a Masters Degree in Business Administration from Colorado State University’s Executive MBA Program in 1992.
Richard Rodgers (47) has been a director of Basic since December 2006. For the last two and a half years, Mr. Rodgers has provided business development, planning and financial consulting services to various banking and business development clients. During the past five years, Mr. Rodgers was employed by several Denver area banks including Key Bank, Guaranty Bank & Trust Company and Colorado Capital Bank. In his most recent employment with Colorado Capital Bank from 2004 to 2005, he was the President, and was responsible for the start-up, of its Cherry Creek branch office and served on the board of directors of Colorado Capital Bank. Mr. Rodgers attended the University of Denver and received his Bachelor of Science degree in International Business Administration in 1995 and his Master of Science degree in International Business Administration in 1997.
Monroe W. Robertson (57) currently serves on the Board of Directors of Cimarex Energy Company and is chairman of that board’s Audit Committee. Mr. Robertson began his career in 1973 with Gulf Oil Corporation and held various positions in engineering, corporate planning and financial analysis until 1986. From 1986 to 1992 he held various positions at Terra Resources and Apache Corporation. In 1992 Mr. Robertson joined Key Production Company as its Senior Vice President and Chief Financial Officer. In 1999 he was appointed President and Chief Operating Officer of that company and served in that role until 2002. Other than his service on Cimarex’s board which began in October 2005, for the past five years Mr. Robertson has been a private investor. Mr. Robertson received a Bachelor of Science degree in Mechanical Engineering along with Master of Science degrees in both Mechanical Engineering and Nuclear Engineering from the Massachusetts Institute of Technology in 1973. He also has received a Masters Degree in Business Administration from National University in 1979. Mr. Robertson is a member of the National Association of Corporate Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES
DIRECTORS AND EXECUTIVE OFFICERS
At this time, and during the past year, the Company’s executive officers, Ray Singleton and David Flake, are also board members. Their names, ages, principal occupations and/or employment during the past five years are set forth above. There are no family relationships between or among the officers and Board of Directors.
Directors are elected by the Company’s shareholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.
Shareholder Communications with the Board
Shareholders who wish to communicate with our Board or with a particular director can send correspondence to David Flake, Secretary, c/o Basic Earth Science Systems, Inc., 1801 Broadway, Suite 620, Denver, Colorado 80202. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a shareholder of the Company and clearly state whether the intended recipients are all members of the Board or just certain specified directors.
Depending on the subject matter of the communication, management will do one of the following: (a) forward the communication to the director or directors to whom it is addressed; (b) attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock related matter; or (c) not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.
Director Attendance at Annual Meeting of Shareholders
The Company does not have a formal policy requiring director attendance at our annual meeting of shareholders; however, all directors are encouraged to attend. At our last annual meeting of shareholders, all of the directors that were serving at that time were in attendance.
Code of Ethics
The Company has adopted a Code of Ethics as defined in Item 406 of Regulation S-B that applies to its directors, principal executive and financial officer and persons performing similar functions. The Code of Ethics can be found on the Company’s website at http://www.basicearth.net.
BOARD COMMITTEES AND MEETINGS
The business of the Company is managed under the direction of the Board of Directors. At March 31, 2007 the Board consisted of Ray Singleton, David Flake and Richard Rodgers. On April 4, 2007, our Bylaws were amended by the Board to increase the number of members of the Board from three (3) members to four (4) members. The Board then appointed Monroe Robertson as a member of the Board to fill the vacancy created by the foregoing amendment to the Bylaws. During the fiscal year ended March 31, 2007 (fiscal 2007) the Company held three Board meetings with 100% attendance at each meeting.
Each of the Company’s directors, except for Messrs. Flake and Singleton, qualifies as an “independent director” as defined under the published listing requirements of the American Stock Exchange. The independence definition includes a series of objective tests. For example, an independent director may not be employed by Basic and may not engage in certain types of business dealings with the Company. In addition, the Board has made a subjective determination as to each independent director that no relationship exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. Also, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by the American Stock Exchange and the SEC for members of audit committees.
Audit Committee
The Audit Committee is authorized by the Board of Directors to review, with the Company’s independent accountants, the annual financial statements of the Company prior to publication and to make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. It is the responsibility of the Audit Committee to review the effectiveness of the financial and accounting functions, operations, and internal controls implemented by Basic’s management. A charter for the Audit Committee has been adopted and can be found on the Company’s website at www.basicearth.net.
At March 31, 2007 the Audit Committee consisted of Richard Rodgers and David Flake. On April 12, 2007 Monroe Robertson was appointed to the Audit Committee and on May 7, 2007 he was appointed Audit Committee Chairman. Also, on May 7, 2007 Mr. Flake resigned from the Audit Committee so that the committee would be entirely made up of independent directors. Therefore, the Audit Committee currently consists of Chairman Monroe Robertson and Richard Rodgers. The Board has certified both Mr. Robertson and Mr. Rodgers as financially literate, and Mr. Robertson as an “audit committee financial expert” under Securities Exchange Act for financial accounting expertise and independence. Both Mr. Robertson and Mr. Rodgers are considered “independent directors” under the listing standards of the American Stock Exchange.
During fiscal 2007 the Audit Committee met two times.
Report of the Audit Committee
The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of the financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing the financial statements, the internal controls and the financial reporting process. The independent registered public accounting firm for fiscal 2007, Hein & Associates LLP, was responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report on its audit.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (“Communications with Audit Committees”).
The Audit Committee also reviewed with Basic’s independent registered public accounting firm the written disclosures required by the Independence Standards Board’s Statement No. 1 (“Independence Discussions

with Audit Committees”), and has discussed with the independent registered public accounting firm that firm’s independence.
Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm, and upon the Audit Committee’s review of management’s representations and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 filed with the Securities and Exchange Commission.
Audit Committee of the Board of Directors
Monroe Robertson – Richard Rodgers
Compensation Committee
The responsibilities of the Compensation Committee (the “Committee”) of the Board of Directors are three-fold: first, establishing and administering the general compensation policies of the Company, second, setting the specific compensation for the Company’s chief executive officer (CEO) and lastly, recommending to the Board of Directors the independent director compensation. No charter for the Compensation Committee has been adopted.
During the past fiscal year, the composition of the Committee changed on several occasions. Initially the Committee was composed of Edgar Huffman, an independent board member and David Flake, an employee director. Following the resignation of Mr. Huffman in December 2006, the Board added Richard Rodgers, its new director, to the Committee. Thus, at March 31, 2007 the Committee was composed of Messrs. Flake and Rogers. On May 7, 2007, Monroe Robertson, a newly appointed director, was added to the Compensation Committee and on June 23, 2007 Mr. Flake resigned from the Committee so that the Committee would be entirely made up of independent directors. With the resignation of Mr. Flake (an employee director), the Committee is composed of Messrs. Rodgers and Robertson, two non-employee Directors, both of whom are independent under the guidelines of the American Stock Exchange listing standards. Mr. Rodgers serves as the Committee’s chairman.
The Company has several pre-existing compensation components including the Oil and Gas Incentive Compensation Plan and the 1995 Incentive Stock Option Plan. While these two plans are no longer active components of the Company’s compensation effort, these plans still generate ongoing compensation or potential benefits/compensation to vested individuals. The Committee possesses powers of administration for these existing plans due to required supervision and disclosure.
Compensation Committee Interlocks and Insider Participation. No interlocking relationship exists between the members of the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.
Nominating Committee
On May 7, 2007 the Company established a Nominating Committee and appointed Messrs. Robertson and Rodgers as members. The Nominating Committee’s primary function is to nominate the individuals to be elected to the Board of Directors. A charter for the Nominating Committee has not been adopted.
In identifying candidates to be directors, no explicit list of criteria is used. The Nominating Committee does seek persons believed to be knowledgeable in our business or have relevant industry experience that would benefit our company. Among the minimum qualifications for serving on the Board are that each director has an exemplary reputation and record for honesty and integrity in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters, have an ability to review and understand our financial and other reports, and to discuss such matters intelligently and effectively. The Nominating Committee will take into account whether a candidate qualifies as “independent” under applicable SEC rules and exchange listing requirements. If a nominee is sought for service on the Audit Committee, the Board will take into account the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.” Finally, a candidate should be committed to the interests of our shareholders.
The Nominating Committee is open to receiving recommendations from shareholders as to potential candidates it might consider. The Committee will give equal consideration to all director nominees, whether recommended by our shareholders, management or current directors.
A shareholder wishing to submit a director nomination should send a letter to David Flake, Secretary, c/o Basic Earth Science Systems, Inc., 1801 Broadway, Suite 620, Denver, Colorado 80202. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Director Nomination Recommendation.” The notice must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth above; although satisfaction of such minimum qualification standards does not imply that the Nominating Committee will nominate the person so recommended by a shareholder. In addition, for nominees for election to the Board proposed by shareholders to be considered, the following information must be timely submitted with the director nomination: (a) the name, age, business address and, if known, residence address of each nominee; (b) the principal occupation or employment of each nominee including employment during the past five years; (c) the number of shares of stock of the Company beneficially owned by each nominee; (d) the name and address of the shareholder making the nomination and any other shareholders known by such shareholder to be supporting such nominee; (e) the number of shares of stock of the Company beneficially owned by such shareholder making the nomination, and by each other shareholder known by such shareholder to be supporting such nominee; (f) any other information relating to the nominee or nominating shareholder(s) that is required to be disclosed under SEC rules in order to have a shareholder proposal included in our proxy statement; and (g) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice.
DIRECTOR COMPENSATION
During fiscal 2007, directors received no compensation for their services to the Company as directors, but were reimbursed for out-of-pocket expenses incurred to attend board meetings. From July 1995 until its expiration in July 2005, the Incentive Stock Option Plan (“the ISO Plan”) provided eligible, non-employee members of the Board of Directors of Basic or its subsidiaries (Non-Employee Directors) to receive, as compensation for their services, grants of certain options to purchase common stock of the Company. During the years the ISO Plan was active, 425,000 non-qualified options were granted to independent directors: 250,000 to Edgar Huffman and 175,000 to David Flake. As of March 31, 2007 Mr. Huffman had exercised all of his options while Mr. Flake had 100,000 unexercised non-qualified options.
On March 8, 2007 the Board of Directors adopted a new Director Compensation Plan. On April 12, 2007 the Board of Directors resolved issues concerning the Plan and then ratified the Plan effective April 1, 2007. However, as of March 31, 2007, no director compensation had been granted under this Plan. With respect to this Plan, independent director compensation will consist of a cash retainer, meeting fees, committee fees and stock grants. Independent directors will receive an annual cash retainer of $16,000, in addition to $2,000 and $500 for quarterly and monthly Board meetings, respectively. Committee chairpersons of the Audit, Compensation and Nominating Committees will receive $4,000, $3,000 and $2,000, respectively. Additionally, independent board members will receive an annual stock grant equal to $36,000 vested over three years. The number of shares included in each grant will be determined based upon the average closing price of the ten trading days preceding each April 1 anniversary date. Thus, effective April 1, 2007, subject to vesting, Messrs. Robertson and Rodgers are entitled to stock grants of 22,713 shares each.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Having been recently reconstituted, the Compensation Committee is developing and finalizing a new Compensation Policy. While not yet finalized, the Compensation Committee is committed to a strong link between business performance and the attainment of strategic goals with the Company’s compensation and benefit programs. It is expected that the compensation policy will support the overall objective of maximizing the return to the Company’s shareholders by:
•	Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

•	Directly aligning compensation to both Company and individual performance.

•	Encouraging executive stock ownership to enhance a mutuality of interest with the Company’s shareholders.
This policy is intended to provide incentives that promote both the short-term and long-term financial objectives of the Company. Base salary and performance bonuses are designed to reward achievement of short-term objectives while long-term incentive compensation is intended to encourage executives to focus on the long-term goals of the Company. The Compensation Committee is working closely with management to attain these objectives. While the Compensation Committee may delegate some of its powers to management from time to time, the Compensation Committee retains oversight of management’s actions.
External market data will be reviewed periodically to determine the competitiveness of the Company’s compensation arrangements for its executive officers and other significant employees. The following is a description of the expected elements of executive compensation and how each relates to the objectives and policy outlined above.
Base Salary. The Compensation Committee will periodically review the base salary of its Chief Executive Officer (CEO) and certain other significant employees. Salary levels will be structured to be competitive relative to the compensation paid to industry peers based on job description, experience, level and scope of responsibility, and Company and individual performance.
Performance Bonuses. Cash bonuses will be awarded to executive officers and other significant employees to recognize and reward Company and individual performance. Performance bonuses to executive officers are subject to the discretion of the Board of Directors and focus on performance criteria including but not limited to: production volume, reserve replacement, finding costs, internal and external prospect generation and the Company’s overall financial performance. Bonuses may be awarded at the discretion of the Company’s CEO to other employees whose efforts and performance are judged to merit such bonuses. The amount an individual may earn is directly dependent upon the individual’s ability to impact the Company’s operating and/or financial success.

Prior to his resignation from the Board, Mr. Huffman, the Company’s former Compensation Committee Chairman, had contemplated bonuses for the Company’s employees, including the Company’s CEO. However, these bonuses were never awarded. Subsequent to fiscal 2007 year end, the Compensation Committee, at the behest of the Company’s CEO, awarded these bonuses to Messrs. Singleton and Flake in the amount of $22,500 and $20,500, respectively, along with bonuses to other employees. Following this action, Mr. Singleton declined his bonus. These bonuses are not included in the Executive Officer Compensation table below in that they occurred following the fiscal year end, but will be included in next year’s report.
Long-Term Incentive Compensation. The Compensation Committee believes that stock ownership is a powerful incentive to align Company personnel with the Company’s long-term goal of maximizing shareholder value. However, both the CEO and CFO, in the aggregate, currently own approximately 31% of the Company stock. Over two-thirds of this stock was purchased at market prices from then existing shareholders. The remainder was acquired through a now discontinued ESOP program, or through the exercise of stock options. As a result, the long term interests of the Company’s CEO and CFO are strongly aligned with the shareholders. Currently, we have no active, qualified stock grant or stock option plan for employees.
Other Benefits. The executive officers are entitled to the same benefits coverage as other employees such as health insurance, participation in the Company’s 401(k) plan and the reimbursement of ordinary and reasonable business expenses. The CEO receives other benefits as described in the Summary Compensation Table. The Company does not currently offer any deferred compensation program, supplemental executive retirement plan or any financial planning services for its executive officers.
Chief Executive Officer. The Compensation Committee believes that Mr. Singleton has done an admirable job of leading and managing the Company. The Compensation Committee believes that Mr. Singleton has positioned the Company to maintain growth while expanding and diversifying the volume and breadth of the Company’s business in terms of geography, risk and reserve potential. Furthermore, he has been successful in increasing the Company’s reserves, production and cash flow; all key criteria to Company growth. While the Committee acknowledges a decline in the Company’s stock price over the last year, this criteria is influenced by market forces; many of which are beyond Mr. Singleton’s control. The Committee prefers for Mr. Singleton to focus on growth fundamentals and will create incentives for him to do so in the future.
Cash compensation attributable to Mr. Singleton’s employment during fiscal 2007 consisted of his $102,183 base salary and a cash bonus of $3,981. Mr. Singleton’s base salary was increased in September 2006 by the previous Compensation Committee Chairman following 24 months without an increase. Regardless of performance, Mr. Singleton’s total compensation package ranks at the low end of the compensation scale for petroleum engineers, much less that of a company’s chief executive officer. Based upon the executive compensation criteria discussed above, the performance results of the Company in particular and, when compared to compensation levels of chief executive officers for companies of a similar size to Basic, the Compensation Committee believes that an increase in compensation is warranted for Mr. Singleton in fiscal 2008.
Although the Compensation Committee did not award Mr. Singleton any equity-based incentives in fiscal 2007, it may do so in the future to provide long term incentive compensation and further align his financial interests with those of the Company’s shareholders.

Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.
COMPENSATION COMMITTEE
Richard K. Rodgers
Monroe W. Robertson
Executive Officer Compensation
The following table sets forth the compensation paid or accrued by the Company to its Chief Executive Officer and Chief Financial Officer for fiscal 2007 and 2006. No other director, officer or employee received annual compensation that exceeded $100,000.

				Non-Equity	All
Name and	Fiscal	Salary	Bonus	Incentive Plan	Other	Total
Principal Position	Year	($)	($)	Compensation	Compensation	($)
				(1)	(2)
Ray Singleton	2007	$102,183	$3,981	$5,983	$4,031	$116,178
President and Chief Executive Officer	2006	$101,942	$3,654	$8,914	$3,792	$118,302

David Flake	2007	$90,798	$3,562	$4,731	$3,119	$102,210
Secretary/Treasurer, Chief Financial Officer and Controller	2006	$88,760	$3,269	$7,048	$2,839	$101,916

(1)	The amount shown for each executive officer is the amount paid or accrued through the Oil and Gas Incentive Compensation Plan for fiscal 2007 and 2006, respectively.

(2)	For Mr. Singleton, amount includes matching funds contributed by the Company to its 401(k) plan of $3,254 and $3,082 for fiscal 2007 and 2006, respectively. It also includes $777 and $710 for premiums paid by the Company on a life insurance policy for Mr. Singleton during fiscal 2007 and 2006, respectively. Mr. Singleton designates the beneficiary. For Mr. Flake, all amounts are for matching funds contributed by the Company to its 401(k) plan for his benefit.
Oil and Gas Incentive Compensation Plan
Effective April 1, 1980, the Company adopted an Oil and Gas Incentive Compensation Plan (the O&G Plan) for key employees. Through this O&G Plan, Basic pays to the O&G Plan participants, consisting of both former and current key employees, a portion of its net revenue (after deducting operating expenses) from certain properties. Under the O&G Plan rules, the portion of the net revenue contributed from any property cannot exceed 5% of Basic’s interest in that property. While payments are still made to the O&G Plan participants due to previous grants, the last time a new property was added to the O&G Plan was in 1988.
The participants in the O&G Plan made no cash outlay at the time of grant in order to participate; it was entirely non-contributory, and an interest is not assignable, transferable, nor can it be pledged by the participant. Interest in the O&G Plan vested over a period ranging from four to eleven years. Basic can sell or otherwise transfer its interest in properties designated for the O&G Plan. If the Company sells a property in the O&G Plan, the participants shall receive their respective percentages of the sales price. There are currently five participants in the O&G Plan including Messrs. Singleton and Flake. The other three participants are former officers of Basic who have vested interests in the O&G Plan ranging from 60 percent to 100 percent. Compensation paid or accrued through this plan to Messrs. Singleton and Flake is included in the Other Annual Compensation column in the Executive Officer Compensation table above.
Incentive Stock Option Plan
On July 27, 1995 the Board of Directors adopted the 1995 Incentive Stock Option Plan (the ISO Plan) and in October 1995, the Company’s shareholders approved the ISO Plan. The ISO Plan remained in effect for a period of ten years, expiring on July 26, 2005. This ISO Plan was established to provide a flexible and comprehensive stock option and incentive plan which permitted the granting of long-term incentive awards to employees, including officers and directors employed by the Company or its subsidiary, as a means of enhancing and strengthening the Company’s ability to attract and retain those individuals on whom the continued success of the Company most depends.
Of the 1,000,000 shares authorized under the ISO Plan, prior to its expiration, options for only 665,000 shares were granted. Of that amount and as of March 31, 2007, 50,000 options expired unexercised, 425,000 options were exercised at strike prices ranging from $0.0325 to $0.175 per share, and 190,000 options remained unexercised. During the years the ISO Plan was active, of the 665,000 options that were granted only 240,000 options were granted to employees, of which 165,000 were granted to Mr. Singleton. As of March 31, 2007 Mr. Singleton had 90,000 unexercised options.
In October 1997 Basic implemented a savings plan that allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Employees are required to work for the Company one year before they become eligible to participate in the 401(k) Plan. The Company matches 100% of the employee’s contribution up to 3% of the employee’s salary. Contributions are vested when made. Contributions to the 401(k) Plan on behalf of Messrs. Singleton and Flake are also included in the All Other Compensation column in the Summary Compensation Table above.
Aggregated Option Exercises and Fiscal Year-End 2007 Option Values
The following table provides information on the stock option holdings by each of the named executive officers and directors as of March 31, 2007. The Company has not granted any stock awards as of March 31, 2007. This table includes unexercised stock options.

	Option Awards
			Equity
			Incentive Plan
	Number of	Number of	Awards: No. of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (3)	Price	Date
Ray Singleton	90,000	—	N/A	$0.1150	12/5/07	*
David Flake	25,000	—	N/A	$0.0900	7/25/07	*
	25,000	—	N/A	$0.0325	7/26/08	*
	25,000	—	N/A	$0.0420	7/26/09	*
	25,000	—	N/A	$0.1325	7/26/10

*	Identified option was exercised by named executive officer after March 31, 2007 but prior to the option expiration date.
The Company has no contract with any officer which would give rise to any cash or non-cash compensation resulting from the resignation, retirement or any other termination of such officer’s employment with the Company or from a change in control of the Company or a change in any officer’s responsibilities following a change in control.
Compliance with Section 16(a) of the Securities Exchange Act
Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors and shareholders of more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership of the Company’s common stock with the Securities and Exchange Commission (SEC). Officers and directors are required by SEC regulations to furnish Basic with the information necessary for the Company to file all required Section 16(a) reports. During fiscal 2007 all required reports were filed timely.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
It is Company policy that officers or directors may assign to or receive assignments from Basic in oil and gas prospects only on the same terms and conditions as accepted by independent third parties. It is also the policy of Basic that officers or directors and Basic may participate together in oil and gas prospects generated by independent third parties only on the same terms and conditions as accepted by each other.
With respect to prospects initiated during either fiscal 2007 or 2006, none of Basic’s officers or directors participated with the Company. However, in previous years, Mr. Singleton participated with the Company in certain acquisitions. With respect to his working interest in the five wells in which he currently has a working interest, at March 31, 2007 Mr. Singleton had a net credit balance of approximately $12,000. This was due to his share of proceeds from the sale of well production equipment exceeding the amount due from him for his share of operating expenses. At March 31, 2006 the Company had an approximate $3,000 receivable from Mr. Singleton for his share of operating expenses. Also at March 31, 2007 and 2006, the Company had approximate $500 and $3,000 payables to him, respectively, for his share of net revenue from these wells.
During fiscal 2007 and 2006 there were no other material related party transactions.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Set forth below, as of December 5, 2007, is information concerning stock ownership of all persons, or group of persons, known by the Company to own beneficially 5% or more of the shares of Basic’s common stock and all directors and executive officers of the Company, both individually and as a group, who held such positions in fiscal 2007. Basic has no knowledge of any other persons, or group of persons, owning beneficially more than 5% of the outstanding common stock of the Company as of December 5, 2007.

		Percent of
		Outstanding
Name and Address	Shares of Common Stock	Shares Beneficially
of Beneficial Owner	Beneficially Owned	Owned
Ray Singleton	4,505,912	26.32%
Denver, CO (a)

David Flake	758,535	4.43%
Denver, CO (b)

Monroe W. Robertson	5,000	(d )
Denver, CO (c)

All officers and directors	5,269,447	30.78%
as a group (3 persons) (a), (b) and (c)

(a)	All 4,505,912 shares are owned directly by Mr. Singleton.

(b)	Represents 719,849 shares owned directly by Mr. Flake and 38,686 shares with indirect beneficial ownership.

(c)	All 5,000 shares are owned directly by Mr. Robertson.

(d)	Less than 1%
Company management knows of no arrangements that may result in a change in control of Basic.
INDEPENDENT PUBLIC ACCOUNTANTS
The following table discloses the fees that the Company was billed for professional services rendered by its independent public accounting firm, Hein & Associates LLP (Hein), in each of the last two fiscal years.

	Years Ended March 31,
	2007	2006
Audit fees (1)	$50,953	$38,155
Audit-related fees (2)	2,125	—
Tax fees (3)	10,000	5,500
All other fees (4)	—	—

	$63,078	$43,655

(1)	Reflects fees billed for the audit of the Company’s consolidated financial statements included in its Form 10-KSB and review of its quarterly reports on Form 10-QSB.

(2)	Reflects fees, if any, for consulting services related to financial accounting and reporting matters.

(3)	Reflects fees billed for tax compliance, tax advice and preparation of the Company’s federal tax return.

(4)	Reflects fees, if any, for other products or professional services not related to the audit of the Company’s consolidated financial statements and review of its quarterly reports, or for tax services.

Pre-Approval Policies and Procedures
The audit committee approves all audit, audit-related services, tax services and other services provided by Hein. Any services provided by Hein that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimus exception prior to the completion of an audit engagement. In fiscal 2007, none of the fees paid to Hein were approved pursuant to the de minimus exception.
GENERAL
Basic’s Annual Report to the shareholders for the year ended March 31, 2007 accompanies this proxy solicitation. This Annual Report, however, is not deemed part of the proxy soliciting material, and the audited financial statements in the Annual Report are not incorporated by reference.
Basic will bear the cost of preparing, printing and mailing the proxy, proxy statement and other material which will be sent to shareholders in connection with this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, by directors, officers and regular employees of Basic without additional compensation.
SHAREHOLDER PROPOSALS
Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders for the fiscal year ending March 31, 2008, which is expected to be held in the fall of 2008, must be received by the Company’s Corporate Secretary on or before April 30, 2008 in order to be eligible for inclusion in the Company’s proxy statement related to that meeting. Shareholder proposals received by the Company after April 30, 2008 will be considered untimely. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Act of 1934.
OTHER BUSINESS
Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the directors’ recommendations on those matters.

By Order of the Board of Directors,

/s/ David Flake
Denver, Colorado	David Flake
December 12, 2007	Secretary

PROXY
BASIC EARTH SCIENCE SYSTEMS, INC.
ANNUAL MEETING OF SHAREHOLDERS, JANUARY 21, 2008
This proxy is solicited by the Board of Directors.
The undersigned hereby appoints Ray Singleton as proxy to represent the undersigned at the Annual Meeting of Shareholders of Basic Earth Science Systems, Inc., to be held in the Tabor Stratton Room at the Brown Palace Hotel, located at 321 Seventeenth Street, Denver, Colorado 80202, on Monday, January 21, 2008 at 2:00 p.m., local time, and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated below.
1. Election of the directors proposed in the accompanying proxy statement.
                FOR all nominees listed below (except as marked to the contrary below)
                WITHHOLD AUTHORITY to vote for all nominees listed below
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

David Flake	Richard Rodgers	Ray Singleton	Monroe W. Robertson
The shares represented hereby will be voted in accordance with the direction made. WHERE NO DIRECTION IS GIVEN, SAID PROXIES WILL VOTE “FOR” THE ELECTION OF ALL DIRECTORS, AND IN THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Signature

Signature if held jointly

Dated
Please sign exactly as name appears hereon; joint owners should each sign. Attorneys in fact, executors, administrators, trustees, guardians or corporate officers should give full title. Please note any changes in your address above.
PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE AS SOON AS POSSIBLE, BUT NO LATER THAN JANUARY 12, 2008.